UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 12, 2006 (September 6, 2006)

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19879	11-3054851
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

35 Wilbur Street
Lynbrook, NY  11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Transaction Related Bonuses

On September 6, 2006, the Board of Directors of BioSpecifics Technologies Corp. (the “Company”) granted, effective immediately, cash bonus and stock option bonus awards to certain executive officers of the Company, as specified below. The cash bonus and stock option bonus awards were awarded in recognition of their valued efforts in connection with the consummation of the sale of the Company’s topical business to DFB Biotech Inc. on March 6, 2006.

Bonus recipients	Title	Cash Bonus	Stock Options
Thomas L. Wegman	President	--	25,000
Lawrence Dobroff	Chief Financial Officer	$25,000	15,000

Each of the above stock option bonus awards will vest immediately and permit each grantee to acquire shares of the Company’s common stock at an exercise price of $0.83 per share, the closing sales price of a share of common stock on the date of grant as determined under the terms of the Company’s 2001 Stock Option Plan (the “2001 Plan”).

The stock options grant awards were made pursuant to the terms of the 2001 Plan and the Company’s form of stock option grant agreement. The form of stock option grant notice and agreement is filed as Exhibit 10.1 hereto.

Confirmation of Executive Compensation and Bonuses

On September 6, 2006, the Board of Directors of the Company also confirmed the existing salaries for 2006 for the executive officers of the Company, which are as follows:

Executive Officer	Title	2006 Base Salary
Edwin H. Wegman	Chief Executive Officer	$405,169
Thomas L. Wegman	President	$250,000
Lawrence Dobroff	Chief Financial Officer	$120,000

The independent members of the Board of Directors also approved and authorized the payment to Mr. Lawrence Dobroff, the Chief Financial Officer of the Company, a cash bonus award of $40,000 payable upon the achievement of certain objectives set by the Board of Directors.

The independent members of the Board of Directors had previously authorized the Company to transfer the title of the Company’s used 1997 Cadillac Sedan, valued at $4,550, to Mr. Edwin Wegman as additional compensation.

Independent Director Compensation

In addition, the employee directors on the Company’s Board of Directors approved the following compensation for each of the independent members on the Board of Directors of the Company:

Component	Compensation	Terms
Retainer	$10,000 yearly retainer	Payable - in arrears in December of each year commencing in December 2007
Meeting Attendance Fee	$1,500 for each meeting of the board of directors attended in person	Effective - retroactively from January 1, 2006 Payable - upon attendance of meeting
	$500 for each meeting of the board of directors attended telephonically	Effective - retroactively from January 1, 2006 Payable - upon attendance of meeting
Stock Options	15,000 non-qualified stock options per year	Vests - 1/12 per month during the applicable year Grant Date - September 6, 2006 Exercise Price - $0.83

The non-qualified stock option grants were made pursuant to the terms of the 2001 Plan and the Company’s form of non-qualified stock option grant agreement. The form of non-qualified stock option grant notice and agreement is filed as Exhibit 10.1 hereto. Prior to this action by the employee directors, the independent directors had not received regular compensation since 1993 for serving on the Company’s Board of Directors.

Incentive Stock Option Grant

As an incentive for attaining certain goals for the Company, on September 6, 2006, the independent members of the Board of Directors also granted Mr. Thomas L. Wegman, the President of the Company, incentive stock options to acquire 100,000 shares of common stock of the Company at an exercise price equal to $0.83, the closing sales price of the Company’s common stock on September 6, 2006, under the terms of the 2001 Plan. The options will vest ratably upon the Company’s achievement of certain objectives set by the Board of Directors. The incentive stock award will be made pursuant to the form of grant notice and agreement described above and attached as Exhibit 10.1.

Item 9.01.   Financial Statements and Exhibits.

     (d)  Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Stock Option Notice and Letter Agreement under the 2001 Stock Option Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 12, 2006	BIOSPECIFICS TECHNOLOGIES CORP. —————————————————— (Registrant) /s/ Thomas L. Wegman
—————————————————— Thomas L. Wegman President

EXHIBIT INDEX

Number    Description

10.1            Form of Stock Option Notice and Letter Agreement under the 2001 Stock Option Plan